UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2016

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 2, 2017, Heat Biologics, Inc. (the “Company”) approved the entry into a four-year employment agreement, effective as of January 1, 2017, with Jeff T. Hutchins, Ph.D. (the “Hutchins Employment Agreement”), who was appointed to serve as the Chief Scientific Officer and Senior Vice President of Pre-Clinical Development of the Company.  The Company announced Dr. Hutchins’ appointment in a press release issued by the Company on January 4, 2017, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Pursuant to the Hutchins Employment Agreement, Dr. Hutchins will be entitled to an annual base salary of $305,000 and will be eligible for discretionary performance bonus payments of twenty-five percent (25%) of his base salary.  Additionally, the Company granted Dr. Hutchins an option to purchase 200,000 shares of the Company’s common stock (the “Common Stock”), with an exercise price equal to $0.88 per share.  These options will vest pro rata, on a monthly basis, over forty-eight months.

If Dr. Hutchins’ employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated by the Company without Just Cause (as defined in the Hutchins Employment Agreement) then in addition to paying the Accrued Obligations, (i) the Company shall continue to pay his then current base salary for a period of six (6) months; and (ii) the vesting on all unvested options shall be accelerated so that all options shall become fully vested. If his employment is terminated within one year of a Change of Control (as defined in the Company’s Amended and Restated 2014 Stock Incentive Plan), he will be paid his then current base salary for a period of nine (9) months.

On January 2, 2017, the Company approved an amendment, effective January 1, 2017, to its Employment Agreement with Jeffrey Wolf, initially dated December 18, 2009, as amended on January 20, 2014, January 11, 2016 and April 1, 2016 (the “Wolf Amendment”) to provide for a 3% cost of living adjustment to Mr. Wolf’s annual base salary.  Mr. Wolf serves as the Company’s Chairman, Chief Executive Officer and President. In addition, on January 2, 2017, the Company approved an amendment, effective January 1, 2017, to its Employment Agreement with Ann Rosar, initially effective as of April 5, 2016, to increase Ms. Rosar’s annual base salary from $160,000 to $200,000.  Ms. Rosar serves as the Company’s Vice President of Finance, Controller and Secretary.

The Wolf Amendment and the Rosar Amendment were also amended to include a provision that provides the Company’s Board of Directors (the “Board”) or a committee thereof the authority and discretion to review and adjust on an annual basis the annual base salary of each of Mr. Wolf and/or Ms. Rosar in an amount that reflects the current rate of inflation.

The information contained in this Item 1.01 regarding the Wolf Amendment, the Rosar Amendment and the Hutchins Employment Agreement is qualified in its entirety by the copy of each of these agreements attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

As described elsewhere in this Current Report on Form 8-K, Dr. Hutchins replaced Taylor Schreiber, M.D., Ph.D., who resigned as the Company’s Chief Scientific Officer on December 31, 2016, and will now serve as the Chairman of the Company’s Scientific and Clinical Advisory Board.  Dr. Schreiber’s employment agreement was terminated pursuant to its terms upon his resignation from the Company and was not due to any disagreement related to the Company’s operations, policies or practices.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the Wolf Amendment, the Rosar Amendment and the Hutchins Employment Agreement.  The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

On December 30, 2016, the Board awarded Mr. Wolf: (i) options to purchase 75,000 shares of Common Stock, which options expire in 10 years and have an exercise price of $0.86 per share, and (ii) 75,000 restricted stock units, subject to the terms and conditions of the Company’s Restricted Stock Unit Award Agreement, the form of which is attached hereto at Exhibit 10.4.  In addition, on January 2, 2017, the Board awarded: (i) Mr. Wolf (a) options to purchase 125,000 shares of Common Stock, which options expire in 10 years and have an exercise price of $0.88 per share, and (b) 125,000 restricted stock units, and Ms. Rosar (A) options to purchase 70,000 shares of Common Stock, which options expire in 10 years and have an exercise price of $0.88 per share, and (B) 70,000 restricted stock units.  Each restricted stock unit awarded to Mr. Wolf and Ms. Rosar represents the right to receive one share of Common Stock on the applicable vesting date. These restricted stock units vest pro rata over a three-year period, beginning on the grant date, subject in certain cases to, among other things, the recipient’s continued employment by the Company or service on the vesting date. As such, the restricted stock units awarded to Mr. Wolf and Ms. Rosar vest as follows: (i) one-fourth vest on the date of the grant; (ii) an additional one-fourth vest on the first anniversary of the date of the grant; (iii) an additional one-fourth vest on the second anniversary of the date of the grant; and (iv) the final one-fourth vest on the third anniversary of the date of the grant.  These awards were in addition to a year end cash bonus in the amount equal to each of their target bonus amount per the terms of their employment agreements.  The description of the restricted stock units is qualified in its entirety by reference to the terms and conditions of the form of Restricted Stock Unit Award Agreement thereunder, a copy of which is attached hereto at Exhibit 10.4. The options awarded to Mr. Wolf and Ms. Rosar are exercisable for a period of ten years from the grant date and vest monthly on a pro rata basis over a four-year period of time and have an exercise price as set forth above.

In addition, on January 2, 2017, the Board awarded the following equity compensation to the non-executive members of the Board and its Committees: John K.A. Prendergast, Ph.D., was awarded options to purchase 180,000 shares of the Common Stock, John Monahan, Ph.D., was awarded options to purchase 90,000 shares of the Common Stock, and Edward B. Smith, III was awarded options to purchase 90,000 shares of the Common Stock.  Each option issued to a non-executive members of the Board is exercisable for a period of ten years from the grant date and vest in full on the one-year anniversary of the date of grant and have an exercise price of $0.88 per share.

As stated above, Dr. Hutchins was appointed as Chief Scientific Officer and Senior Vice President of Pre-Clinical Development of the Company, effective January 1, 2017.  Dr. Hutchins replaces Dr. Schreiber who resigned as the Company’s Chief Scientific Officer on December 31, 2016 and will now serve as the Chairman of the Company’s Scientific and Clinical Advisory Board.

Dr. Hutchins, age 58, brings over 24 years of experience with both large pharmaceutical and biotechnology start-up research and clinical development.  Most recently and since 2012, Mr. Hutchins served as Vice President of Preclinical Research for Peregrine Pharmaceuticals, Inc., a biopharmaceutical company developing therapeutics to fight cancer and infectious diseases. From 2001 until 2012, Dr. Hutchins served as Vice President, Preclinical Research and Development of Inhibitex, Inc. which was acquired by Bristol-Myers Squibb. From 1991 to 2001, Dr. Hutchins held several senior scientist positions in Discovery Research at Burroughs Wellcome and Glaxo Wellcome, with a visiting professor appointment at Rush Medical College. Dr. Hutchins earned a B.S. in Biology from Oral Roberts University, a Ph.D. in Biomedical Sciences from the University of Texas, Health Science Center at Houston’s Graduate School of Biomedical Sciences at the M.D. Anderson Hospital and Cancer Center and conducted postdoctoral training in the University of Southern California’s Department of Microbiology at the Norris Cancer Center. Dr. Hutchins’ publications and patents span the fields of oncology, infectious disease, osteoarthritis and immunology.

There are no family relationships between Dr. Hutchins and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Additionally, there have been no transactions involving Dr. Hutchins that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.       Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Heat Biologics, Inc. and Jeffrey Wolf effective as of January 1, 2017

10.2	Amendment to Employment Agreement between Heat Biologics, Inc. and Ann Rosar effective as of January 1, 2017

10.3	Employment Agreement effective as of January 1, 2017 between Heat Biologics, Inc. and Jeff T. Hutchins

10.4	Form of Restricted Stock Unit Award Agreement

99.1	Press Release of Heat Biologics, Inc. dated January 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2017	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Heat Biologics, Inc. and Jeffrey Wolf effective as of January 1, 2017

10.2	Amendment to Employment Agreement between Heat Biologics, Inc. and Ann Rosar effective as of January 1, 2017

10.3	Employment Agreement effective as of January 1, 2017 between Heat Biologics, Inc. and Jeff T. Hutchins

10.4	Form of Restricted Stock Unit Award Agreement

99.1	Press Release of Heat Biologics, Inc. dated January 4, 2017